Exhibit 99.2

SILICONBLUE TECHNOLOGIES LTD.

ITEM 1.	FINANCIAL STATEMENTS

SILICONBLUE TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(unaudited)

	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$3,335	$1,949
Accounts receivable, net	1,489	1,163
Inventory	2,745	2,953
Prepaid inventory	24	1,064
Prepaid expenses and other current assets	268	90
Total current assets	7,861	7,219
Property and equipment, less accumulated depreciation	1,048	1,563
Other assets	79	82
Total assets	$8,988	$8,864

Liabilities, Redeemable Convertible Preference Shares and Shareholders' Deficit
Current liabilities:
Accounts payable	$759	$622
Accrued and other liabilities	2,238	3,225
Deferred revenue	290	—
Capital lease obligation	703	668
Revolving line of credit	623	—
Current portion of long-term debt	454	—
Total current liabilities	5,067	4,515
Preferred stock warrants liability	220	76
Capital lease obligation, net of current portion	169	651
Long-term debt, net of current portion	803	—
Total liabilities	6,259	5,242
Redeemable convertible preference shares (Note 4)	66,297	55,348
Shareholders' deficit:
Ordinary shares (Note 5)	1	1
Additional paid-in capital	1,156	932
Accumulated deficit	(64,725)	(52,659)
Total shareholders' deficit	(63,568)	(51,726)
Total liabilities, redeemable convertible preference shares and shareholders' deficit	$8,988	$8,864
See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

SILICONBLUE TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(unaudited)

	Nine Months Ended
	September 30, 2011	September 30, 2010
Revenues	$5,937	$1,770
Cost of revenues	4,659	1,649
Gross profit	1,278	121

Operating expenses
Research and development	7,192	5,332
General, administrative, sales and marketing	5,965	4,946
	13,157	10,278
Loss from operations	(11,879)	(10,157)
Interest and other income	39	92
Interest and other expense	(226)	(216)
Loss before income taxes	(12,066)	(10,281)
Provision for income taxes	—	—
Net loss	$(12,066)	$(10,281)

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

SILICONBLUE TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENT OF REDEEMABLE CONVERTIBLE PREFERENCE SHARES AND SHAREHOLDERS' DEFICIT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011
(In thousands, except share and per share data)
(unaudited)

	Redeemable convertible preference shares		Ordinary shares
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumu- lated Deficit	Total Shareholders' Deficit
Balances, December 31, 2010	483,586,892	$55,348	8,081,005	$1	$932	$(52,659)	$(51,726)
Issuance of Series D redeemable convertible preference shares for cash at $0.0593 per share, net of issuance costs of $51	169,020,243	9,949	—	—	—	—	—
Conversion of convertible notes to Series D redeemable convertible preference shares	17,010,538	1,000	—	—	—	—	—
Exercise of common share options	—	—	3,157,125	—	30	—	30
Share-based compensation	—	—	—	—	194	—	194
Net loss	—	—	—	—	—	(12,066)	(12,066)
Balances, September 30, 2011	669,617,673	$66,297	11,238,130	$1	$1,156	$(64,725)	$(63,568)

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

SILICONBLUE TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended
	September 30, 2011	September 30, 2010
Cash flows from operating activities:
Net loss	$(12,066)	$(10,281)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	627	971
Revaluation of preferred stock warrants liability	(12)	(73)
Share-based compensation	194	110
Amortization of debt discount	42	—
Non-cash interest expense on convertible notes payable	—	5
Changes in assets and liabilities:
Accounts receivable, net	(326)	(1,066)
Inventory	208	(2,531)
Prepaid inventory	1,040	—
Prepaid expenses and other assets	(175)	(9)
Accounts payable	137	714
Accrued and other liabilities	(987)	(45)
Deferred revenue	290	—
Net cash used in operating activities	(11,028)	(12,205)
Cash flows from investing activities:
Capital expenditures	(112)	(148)
Net cash used in investing activities	(112)	(148)
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preference shares, net of issuance costs	9,949	13,901
Proceeds from issuance of convertible notes	1,000	1,000
Borrowings under long-term debt	1,500	—
Payments on long-term debt	(169)	—
Borrowings under revolving line of credit	2,248	—
Payments on revolving line of credit	(1,585)	—
Payments on capital lease obligation	(447)	(983)
Proceeds from exercise of share options	30	2
Net cash provided by financing activities	12,526	13,920
Net increase in cash and cash equivalents	1,386	1,567
Beginning cash and cash equivalents	1,949	5,777
Ending cash and cash equivalents	$3,335	$7,344
Supplemental disclosures of non-cash investing and financing activities:
Conversion of convertible notes and accrued interest to redeemable convertible preference shares	$1,000	$1,005
Supplemental cash flow disclosures:
Cash paid for interest	$148	$123
See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

SILICONBLUE TECHNOLOGIES LTD.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except share and per share amounts)
(Unaudited)

Note 1 - Basis of Presentation and Significant Accounting Policies

Description of Business

KLP International Ltd. (“KLP”), a wholly-owned subsidiary of Kilopass Technology, Inc. (“Kilopass”) was incorporated in the Cayman Islands on May 26, 2005. In July 2005, Kilopass completed a spin-off of all its shares of KLP's ordinary shares in the form of a pro rata dividend to certain Kilopass shareholders. In December 2007, KLP formally changed its name to SiliconBlue Technologies Ltd. (“the Company”). The Company designs, develops and markets a single-chip, ultra-low power Field Programmable Gate Array (“FPGA”) solution for consumer handheld devices. The Company's United States operating subsidiary is located in Santa Clara, California with a Research and Development center in China. Since inception, the Company devoted substantially all of its efforts to developing its initial products and technology, raising capital and recruiting personnel. During the year ended December 31, 2010, the Company emerged from the development stage and commenced its planned principal operations and recorded its first significant revenue.

Basis of Presentation
The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal, recurring adjustments considered necessary for a fair presentation have been included. The financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2010. Interim results of operations are not necessarily indicative of the results to be expected for the full year or any other interim periods.
The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Revenue Recognition
The Company derives its revenue primarily from the sales of semiconductor products. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price is deemed fixed or determinable and collection is reasonably assured. The Company had sales to a customer during the nine months ended September 30, 2011 that had a right of return and accordingly, those sales were recorded as deferred revenue at September 30, 2011. The right of return lapsed in October 2011 and the related revenue was recognized.
Inventory

Inventory consists of work in progress and finished goods. Inventory is stated at the lower of cost (determined using the first-in, first-out method) or market value (estimated net realizable value).

	September 30, 2011	December 31, 2010
Finished goods	$2,286	$2,336
Work-in-progress	459	617
	$2,745	$2,953

Firm Purchase Commitment

In December 2010, the Company recognized a liability of $2,578 on a noncancelable firm purchase commitment of wafers that were to be used under a customer program throughout 2011 and 2012. Forecasted sales under the customer program were not sufficient to realize the cost of the inventory, and therefore a liability has been recorded for the unrealizable portion of the firm purchase commitment amounting to $1,317 at September 30, 2011. The change in the liability from December 31, 2010 to September 30, 2011 is a result of inventory received under the purchase commitment during the nine months ended September 30, 2011.
Share-Based Compensation

Share-based compensation expense for the nine months ended September 30, 2011 and 2010 includes compensation expense for all share-based compensation awards granted on or after January 1, 2006 and is based on the grant-date fair value estimated using the Black-Scholes option pricing model. The following table summarizes the allocation of share-based compensation expense:

	September 30, 2011	September 30, 2010
Research and development	$70	$42
General, administrative, sales and marketing	124	68
	$194	$110
Fair Value Measurements
The Company measures financial assets and liabilities at fair value on an ongoing basis. The guidance defines fair value as an exit price, representing the amount that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants. The guidance also establishes a fair value hierarchy which prioritized the inputs used in measuring fair value. The following table reflects the fair value measurements required for the Company's warrant liabilities at September 30, 2011 and December 31, 2010:

September 30, 2011	Level 1	Level 2	Level 3	Total
Preference share warrant liabilities	$—	$—	$220	$220

December 31, 2010	Level 1	Level 2	Level 3	Total
Preference share warrant liabilities	$—	$—	$76	$76

Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, accounts receivable, accounts payable and bank debt, approximate their fair values due to their near-term maturities.

Note 2 - Long-term Debt and Revolving Line of Credit
In January 2011, the Company entered into a loan and security agreement with a financial institution providing for a revolving credit facility of $4,000 to finance the Company's eligible accounts receivable. Borrowings under the revolving line of credit bear interest ranging from 3.65% to 4.75% annually, or the bank's prime rate plus 0.3% to 1.5% depending on the nature of financed receivables, whichever is greater. The borrowings under the credit facility are collateralized by all of the Company's assets except intellectual property. The accounts receivable line of credit expires on January 14, 2013.
Upon entering into the revolving credit facility, the Company issued a warrant to purchase 1,352,951 shares of

Series D redeemable convertible preference shares at a price of $0.05913 per share. The warrant is exercisable immediately and expires in January 2021. The fair value of the warrant totaling $63 is being amortized to interest expense over the 24 month term of the revolving credit facility.

In February 2011, the Company entered into a loan and security agreement with the same financial institution pursuant to which the bank agreed to loan the Company up to $3,000 in two tranches of $1,500. The first tranche was available immediately and the second tranche was available upon meeting certain financial milestones. In February 2011, the Company borrowed $1,500 of the loan facility. The second tranche expired in June 2011. The loan is repayable over 36 months, and the interest rate is 5.75% per annum. An additional $45, representing 3% of the draw down, will be due as a final payment at the end of the loan term on February 1, 2014. This amount is being amortized to interest expense over the term of the loan. The borrowings are collateralized by all of the Company's assets except intellectual property.
In connection with the loan and security agreement, the Company issued a warrant to purchase 2,029,426 shares of Series D redeemable convertible preference shares at a price of $0.05913 per share. The warrant is exercisable immediately and expires in February 2021. The fair value of the warrant totaling $94 is being amortized to interest expense over the 36 month term of the loan.

Note 3 - Related Party Transactions
The Company recorded sales to an investor of the Company during the nine months ended September 30, 2011 and September 30, 2010 of $1,574 and $1,182, respectively. These amounts are included within revenues on the condensed consolidated statements of operations. At September 30, 2011, $411 was due from the investor, which is included within accounts receivable on the condensed consolidated balance sheets.

A supplier of wafers, mask sets, and engineering services to the Company is also a Series C investor. The Company paid the supplier a total of $5,119 and $3,299 during the nine months ended September 30, 2011 and September 30, 2010, respectively. At September 30, 2011, prepaid inventory with this Series C investor amounted to $24.

Note 4 - Redeemable Convertible Preference Shares
The following table summarizes the Company's redeemable convertible preference shares at September 30, 2011 and December 31, 2010:

September 30, 2011
	Authorized	Shares Issued and Outstanding	Carrying Value	Liquidation Value
Series A	64,958,189	62,611,806	$6,849	$7,000
Series A-1	69,984,450	69,984,450	8,992	9,000
Series B	165,965,147	165,965,147	24,626	24,762
Series C	185,025,489	185,025,489	14,881	15,006
Series D	310,000,000	186,030,781	10,949	11,000
	795,933,275	669,617,673	$66,297	$66,768

December 31, 2010
	Authorized	Shares Issued and Outstanding	Carrying Value	Liquidation Value
Series A	65,000,000	62,611,806	$6,849	$7,000
Series A-1	70,000,000	69,984,450	8,992	9,000
Series B	166,000,000	165,965,147	24,626	24,762
Series C	190,000,000	185,025,489	14,881	15,006
	491,000,000	483,586,892	$55,348	$55,768

In May 2011, the Company approved the issuance of up to 310,000,000 shares of newly authorized Series D redeemable convertible preference shares ("Series D") and issued 186,030,781 shares of Series D at $0.05913 per share for proceeds of approximately $10,949, net of issuance costs of approximately $51 (“Initial Closing”). Included in the Initial Closing was the conversion of $1,000 in convertible notes issued in April 2011 that converted into 17,010,538 shares of Series D. The terms of the Series D purchase agreement included a second closing with the same investors to purchase an additional $7,000 on January 31, 2012 (“Second Closing”). In connection with the issuance of Series D, the Company amended its Articles of Association to increase the number of authorized shares of ordinary and preference shares to 990,000,000 shares and 795,933,275 shares, respectively. The preference shares have a par value of $.0001 per share.
Holders of Series D shares are entitled to receive noncumulative dividends at a per share rate of $0.004730 per annum if and when declared by the Board of Directors (adjusted for any stock splits, stock dividends, recapitalization, or similar events), prior and in preference to the Series C, B, A-1, A or ordinary share holders. Upon liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of Series D shares are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series C, B, A, A-1 and ordinary shares, the amount of $0.076869 per share adjusted for any recapitalization. Each holder of Series D shall be entitled to the number of votes equal to the number of ordinary shares into which such shares of Series D shares could be converted.
    Each share of Series D is convertible, at the option of the holder, at any time, into shares of ordinary shares determined by dividing $0.05913 by the conversion price. The initial conversion price per share of the Series D shares is $0.05913. Each share of Series D will automatically convert into shares of ordinary shares at the then effective conversion price immediately upon the Company's sale of its ordinary shares in a firm commitment of an underwritten public offering pursuant to a registration statement, the public offering price of which is not less than $0.1774 per share (as adjusted for any recapitalization) with aggregate net proceeds of at least $35 million.
Upon liquidation, after the payment of all preferential amounts are made to the preference shareholders, all remaining funds and assets of the Company shall be distributed among the holders of the preference shares and holders of the ordinary shares ratably based on the number of ordinary shares held by each, assuming full conversion of all such preference shares into ordinary shares, until the holders of the Series A, Series A-1, Series B, Series C and Series D shall have received an aggregate of $0.3354, $0.3858, $0.4476, $0.2433, and $0.23652 per share, adjusted for share splits, share dividends, reclassification and the like, respectively. Thereafter, any remaining assets for distribution shall be distributed on a pro rata basis among the ordinary shareholders.

Note 5 - Ordinary Shares

The Company's Articles of Association, as amended, authorize the Company to issue 990,000,000 shares of $.0001 par value ordinary shares. The Company has 11,238,130 and 8,081,005 ordinary shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively.

Note 6 - Income Taxes

The Company's effective tax rate for the nine months ended September 30, 2011 and 2010, differs from the statutory rate primarily due to a full valuation allowance provided against its deferred tax assets.
The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of transactions and events. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. If necessary, deferred tax assets are reduced by a valuation allowance to an amount that is determined to be more likely than not recoverable. The Company must make significant estimates and assumptions about future taxable income and future tax consequences when determining the amount of the valuation allowance. The Company's deferred tax assets were fully reserved at September 30, 2011 and December 31, 2010.
Note 7 - Subsequent Events

On December 9, 2011, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lattice Semiconductor Corporation, a Delaware corporation (“Lattice Corp.”), Lattice Semiconductor, Ltd., a Bermuda exempted company and a wholly-owned subsidiary of Lattice Corp. (“Lattice Ltd.”), Aff Inv Acquisition Corporation, a Cayman Islands exempted company and a wholly-owned subsidiary of Lattice Ltd. (“Merger Sub”), and Fortis Advisors LLC, as the representative for the Company's securityholders.  On December 16, 2011, in accordance with the Merger Agreement, Merger Sub was merged with and into the Company, and the Company became a wholly-owned subsidiary of Lattice Ltd. and an indirect subsidiary of Lattice Corp. The purchase price, consisting entirely of cash, was $63,248.